EXHIBIT 10.61

                  FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
                             GRANTED PURSUANT TO THE
                    2000 OMNIBUS STOCK AND INCENTIVE PLAN FOR
                                AUTHORISZOR INC.

         THIS OPTION AGREEMENT (the "Agreement") is entered into as of the Date of Grant (as defined herein), by and between EFR, LLC (the "Participant") and Authoriszor Inc. (the "Corporation").

                                    RECITALS

         WHEREAS, the Corporation has adopted the 2000 Omnibus Stock and Incentive Plan of Authoriszor Inc. (the "Plan"), which is incorporated by reference into and forms a part of this Agreement, and the Participant has been selected pursuant to the terms of the Plan to receive a Non-Qualified Stock Option under the Plan;

         NOW, THEREFORE, IT IS AGREED, by and between the Corporation and the Participant as follows:

         1. Definitions. Terms otherwise not defined herein shall have the meaning ascribed to them in the Plan.


         2. Terms of Award. A Non-Qualified Stock Option (the "Option") for a total of 100,002 shares ("Shares") of the common stock, par value $0.01 per share, of the Corporation, is hereby granted to the Participant at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of, the Plan in consideration for the Participant's service to the Corporation.

         (a) Exercise Price. The "Exercise Price" is $7.75 for each Share.


         (b) Date of Grant. This Option is granted as of July 21, 2000 (the "Date of Grant").


         (c) Award and Exercise Price. This Agreement specifies the terms of the Option granted to the Participant to purchase the Shares at the Exercise Price per share as set forth in Section 2(a). The Option is not intended to constitute an "incentive stock option" as that term is used in Code section 422.

         (d) Date of Exercise.


                  (i) the Option shall vest in whole or in part according to the provisions of the Plan as follows:

                      (1)     16,667 Shares after August 21, 2000;
                      (2)     16,667 Shares after September 21, 2000;
                      (3)     16,667 Shares after October 21, 2000;
                      (4)     16,667 Shares after November 21, 2000;
                      (5)     16,667 Shares after December 21, 2000
                      (6)     16,667 Shares after January 21, 2001;

provided, however, that the Options shall not be exercisable by Participant until June 20, 2001.

                  (ii) Notwithstanding the foregoing provisions of this Section 2, the Option shall become exercisable with respect to all of the Shares (to the extent it is not then otherwise exercisable) in the event of the consummation of any of the following transactions:

                           (x) The Corporation has a change of ownership of more
                  than 50% in a single  transaction or a series of transactions;
                  or

                           (y) A sale,  exchange or other  disposition of all or
                  substantially   all  of  the   property   and  assets  of  the
                  Corporation to an unaffiliated third party.

         3. Term of Option. The unexercised portion of this Option may be exercised after June 20, 2004 and is subject to earlier termination as provided in Section 4.

         4. Termination of Option Period. The Corporation in its sole discretion may, by giving written notice (a "Cancellation Notice") to the Participant prior to the consummation of any of the transactions described in Section 2(d)(ii) above cancel, effective upon the date of the consummation of any of such transactions, all or any portion of this Option that remains unexercised on such date. Such Cancellation Notice shall be given to the Participant a reasonable period of time (but not less than 15 days) prior to the effective date of such cancellation, and may be given either before or after stockholder approval of such transaction.

         5. Method of Exercise. This Option shall be exercisable by a written notice delivered to the Corporation that shall:

                  (a) state the election to exercise the Option and the number of Shares in respect of which it is being exercised; and

                  (b) be signed by the person or persons  entitled  to  exercise the Option and, if the Option is being exercised by any person or persons other than the Participant, be accompanied by proof, satisfactory to the Corporation, of the right of such person or persons to exercise the Option.

         6. Payment. The exercise price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, with Shares owned by the Participant for at least six (6) months (provided that at the time of exercise the Committee in its sole discretion does not prohibit the exercise of Options through the delivery of already-owned Shares) or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date received by the Corporation. Any Shares delivered in satisfaction of all or a portion of the exercise price shall be appropriately endorsed for transfer and assignment to the Corporation.

         7. Withholding. The Participant shall make satisfactory arrangements for the withholding of any amounts necessary for withholding in accordance with applicable Federal or state income tax laws.

         8. Issuance of Shares. No person shall be, or have any of the rights or privileges of, a stockholder of the Corporation with respect to any of the Shares subject to an Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any issuance of a certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, the agreement evidencing the Option or any law or regulation including, but not limited to, the following:

                  (a) A representation, warranty or agreement by the Participant to the Corporation at the time any Option is exercised that it is acquiring the Shares to be issued to it for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                  (b) A representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities laws deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         9. Surrender of Option. Upon exercise of this Option in part, if requested by the Corporation, the Participant shall deliver this Option and any other written agreements executed by the Corporation and the Participant with respect to this Option to the Corporation who shall endorse or cause to be endorsed thereon a notation of such exercise and return all agreements to the Participant.

         10. Transferability of Option. The Option is not transferable.


         11. Administration. The Plan and this Option shall be administered by the Committee as provided for and described in the Plan.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Date of Grant.

                                    EFR, LLC


                                    By:  /s/ Edward F. Rogers
                                       -----------------------------------------
                                       Edward F. Rogers,
                                       President, Chief Executive Officer
                                       and Member

                                    AUTHORISZOR INC.


                                    By: /s/ Paul Ayres
                                       -----------------------------------------
                                       Name:    Paul Ayres
                                       Title:   Chief Executive Officer and
                                                President